Exhibit 10.196

SUBORDINATED PROMISSORY NOTE

$300,000.00 Dated: September 10, 2007

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (“Borrower”) promises to pay to the order of Philip E. Rosensweig (“Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00). This Unsecured Promissory Note is created pursuant to the Subordinated Note Purchase Agreement dated September 10, 2007 between Lender and Borrower.

INTEREST: There shall be no interest accrued or paid on any sums due pursuant to this Note. Notwithstanding the foregoing, in the event of a Default as defined herein the outstanding balance due pursuant to this Note shall bear interest at the rate of 18% per annum commencing on the date of Default.

SUBORDINATION: The obligations pursuant to this Subordinated Promissory Note shall be subordinated to the interests of the senior secured creditors of Borrower, Laurus Master Fund, Ltd. and Accentia Biopharmaceuticals, Inc.

MATURITY: The entire principal balance of this Note shall be due and payable in full one year from the date of this Note. There shall be no penalty for early repayment of all or any part of the principal.

DEFAULT: The Borrower shall be in Default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder; (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

MISCELLANEOUS:

This Note shall be governed by, and construed in accordance with, the laws of the State of Florida, notwithstanding the application of choice of law principles. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:
BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian

Name:	Steven Arikian, M.D.

Title:	Chairman & CEO